As filed with the Securities and Exchange Commission on September 9, 2022

Registration No. 333- _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________________

HARBOR CUSTOM DEVELOPMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	46-4827436
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1201 Pacific Avenue, Suite 1200 Tacoma, WA 98402 (253) 649-0636	Sterling Griffin Chief Executive Officer and President 1201 Pacific Avenue, Suite 1200 Tacoma, WA 98402 (253) 649-0636
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lynne Bolduc, Esq.

FitzGerald Kreditor Bolduc Risbrough LLP
2 Park Plaza, Suite 850
Irvine, CA 92618

Telephone: (949) 766-8900
Fax: (949) 788-8980

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated September 9, 2022

$250,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES, AND UNITS

We will offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities, and/or units comprised of one or more of the other classes of securities offered hereby, at a maximum aggregate offering size not to exceed $250,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “HCDI” and our 8.0% Series A Convertible Preferred Stock (“Series A Preferred Stock”) is listed for trading on the Nasdaq Capital Market under the symbol “HCDIP” and our warrants are listed for trading on the Nasdaq Capital Market as “HCDIW” and “HCDIZ.”

On August 30, 2022, the last reported sale prices of our common stock and Series A Preferred Stock were $1.13 and $12.00, respectively. As of the same date, the last reported sale prices of our HCDIW and HCDIZ warrants were $0.17 and $0.32, respectively. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Holders of our common stock are entitled to one vote per share. Our Series A Preferred Stock does not vote with our common stock, however, if dividends on the Series A Preferred Stock are in arrears for 18 or more consecutive or non-consecutive months, the holders of the Series A Preferred Stock, voting as a single class, are entitled to vote for the election of one additional director to serve on the Board of Directors until the next annual meeting of shareholders following the date on which all dividends that are owed and in arrears have been paid. In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the then outstanding Series A Preferred Stock, voting as a single class, we may not create or issue any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to dividends or distributions.

The aggregate market value of our outstanding voting common stock held by non-affiliates is $12,687,507, based on a last sale price of $1.13 per share of our common stock on August 30, 2022. As of the date hereof, excluding the securities offered hereby, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering size of up to $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement.

Overview

Our company, Harbor Custom Development, Inc. is referred to in this prospectus as “HCDI,” the “Company,” or “we” or similar pronouns.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, development, construction of project infrastructure, single and multi-family vertical construction, marketing, sales, and management of various residential projects in Washington, California, Texas, and Florida.

As a land developer and builder of single-family homes, luxury homes, townhomes, condominiums, and apartments, our business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions and land use evaluation, infrastructure development, and geo-economic forces. We endeavor to acquire land with scenic views to develop and sell residential lots, new home communities, townhomes and multi-story condominium or apartment properties within a 20- to 60-minute commute of some of the nation’s fastest-growing metro employment corridors.

We are leading the real estate industry as the first national land developer and home builder accepting payment in the form of cryptocurrency for our properties.

Our portfolio of land, lots, home plans, and finishing options, coupled with low inventory of residential and multi-family housing in our principal geographic areas, provide an opportunity for us to increase revenue and overall market share. In addition to our single-family residential projects, we plan to build and sell townhomes, condominiums, and apartments.

In an effort to strategically control the expanding needs of our corporate team, we signed a lease on October 5, 2021 for a new office space in Tacoma, Washington and moved our headquarters in April 2022. This office space is designed with a hybrid workforce in mind and takes into account employment trends that arose after the COVID-19 global pandemic, specifically the increase in hybrid or remote employees.

It is customary for us to sign purchase and sale agreements that contain a due diligence period which allows us time to evaluate the acquisition. At times, through our due diligence efforts, we find that a property is not suitable for purchase due to economic forces, zoning issues, or other matters. If we determine that a property is not suitable for our desired purposes, we terminate the purchase and sale agreement. After termination within the due diligence period, our earnest money is returned to us.

Our infrastructure development division constructs a diverse range of residential communities and improved lots. We own and lease heavy equipment, which we utilize to build and develop residential subdivisions and multi-family communities. The equipment is primarily used for land clearing, site development, public and private road improvements, installation of wet utilities such as sewer, water, and storm sewer lines, in addition to construction of dry utility lines for power, gas, telephone, and cable service providers.

We are a general contractor and construct single-family homes, townhomes, condominiums, and apartments utilizing a base of employees in conjunction with third-party subcontractors, and at times other general contractors.

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As of August 10, 2022, we own or control more than 3,100 lots in various stages of development located in Washington, Texas, California, and Florida.

Strategy

Our strategy is driven by the following:

Offer Diversified Product Portfolio from Single to Multi-family Communities

Our expertise allows for a diversified product strategy that enables us to better serve a wide range of buyers, adapt quickly to changing market conditions, and optimize performance and returns while strategically reducing portfolio risk. We are equipped to build to the surrounding communities’ needs, including single family homes, townhomes, condominiums, and apartments. This flexible business model allows us to target a wide and diverse range of customers, from those looking at lower income housing options through condominiums and apartments, to those seeking entry-level through luxury single-family homes.

Provide Superior Quality and an Excellent Homeowner Experience

Our operating philosophy is to provide a positive and memorable experience to our homeowners. We seek to maximize customer satisfaction by offering beautiful homes built with quality materials and exceptional craftsmanship, thoughtfully designed floor plans, and located with a 20- to 60-minute commute from major metropolitan areas. We engineer our homes for energy-efficiency which reduces the homeowner’s environmental impact and energy costs. Our competitive edge in the selling process focuses on the home’s features, design, and premium locations with scenic views. Our goal is not just to build houses, but also to create desirable communities through superior design, location, and execution.

New home-buyers’ needs are met across multiple communities and price points by maintaining a substantial inventory of ready-to-build lots and designer home plans. From move-up buyers needing more space for their growing families or $2.0 million-plus luxury homes, our business model enables buyers to overcome the significant inventory shortage and pricing challenges in high-growth metropolitan markets.

Provide Diverse Products for Multi-family Living with Superior Quality

The significant appreciation in rental rates over the past year, combined with moderate capitalization rates and low inventory of rental housings in our target markets, have created a substantial opportunity to expand our product portfolio within the multi-family vertical space.

Our product agnostic business model provides us the flexibility to accommodate the current rapidly changing market conditions. We are equipped to build to the surrounding communities’ needs from, first-time homebuyers searching for a starter townhome, condominium, or apartment to institutional investors looking for large tracts of entitled land, developed lots, or multi-family apartment projects. This flexible business model provides us with a competitive advantage and differentiates us from our peers.

Our inventory of entitled multi-family communities located 20 to 60 minutes from major metropolitan employment corridors, coupled with a low inventory of rental and first-time residential housing in our principal geographic areas, currently provide an opportunity to increase revenue and overall market share.

Focus on Efficient Operations

We strive to control costs through a disciplined planning process. Detailed budgets are prepared for all cost categories. Budgets are closely monitored throughout the building process as we continue to revisit and update the budget on an ongoing basis. Many components are provided by subcontractors and significant effort is expended to assure that scopes of work are complete and inclusive. Contract variances and change orders are closely scrutinized for appropriateness. At the sale and closing of each home in a project, the estimated and final margins are compared and variances are identified and investigated to better control costs on future homes in the project. We believe our disciplined process of setting realistic budgets and expectations, monitoring, and evaluating them and making any necessary adjustments to correct deviations going forward enables us to prudently control our costs.

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Strategic Partnerships/Cost Control

Our business model is flexible and facilitates partnering with companies that specialize in their local markets, including residential builders, general contractors, and land developers. By partnering with these specialists, our cost structure can be closely managed. Further, all internal shared services are centralized at our corporate office in Washington state. Centralized functions include purchasing, accounting, finance, operations, legal, human resources, marketing, transaction coordination, and permitting. Centralizing these important functions keeps our infrastructure costs under tight control.

Our Markets

Our business strategy is focused on the acquisition of land for development purposes and the design, construction, and sale of residential lots, single-family homes, townhomes, condominiums, and apartments in Washington, California, Florida, and Texas.

Our Products

We offer a diverse portfolio of finished lots, single-family and multi-family communities, including townhomes, condominiums, and apartments. Being product-agnostic provides us great flexibility to maintain appropriate consumer product and price level diversification for the specific markets we serve. We focus on underserved consumer groups for each of our locations while attempting to diversify so that our land portfolio is not overly concentrated in any one area. Building at multiple price points enables us to adjust to changing consumer and market demands quickly. Buyer profiles are developed for each market and our communities are designed with the specific needs of those buyers in mind.

Land Acquisition and Development Process

We execute an integrated business model to monetize land during three distinct stages of the development cycle. As a result, risks may be mitigated by providing multiple exit points for our real estate assets.

●	Sale of Entitled Land - Property sold following the controlling jurisdiction’s approval of a permitted residential use or other use, as applicable.
●	Sale of Developed Lots - Property sold after horizontal infrastructure completed including all roads, sidewalks, and utilities.
●	Sale of Completed Building Product - Property sold following construction of a single-family home, townhome, condominium, or apartment.

We also provide services as fee build revenues to construct the required infrastructure so that houses can be developed on the lots.

Our acquisition process generally includes the following steps to reduce development and market cycle risk:

●	review of the status of entitlements and other governmental processing, including title reviews;
●	complete due diligence on the land parcel prior to committing to the acquisition;
●	prepare detailed budgets for all cost categories;
●	complete environmental reviews and third-party market studies; and
●	evaluate economic feasibility within the context of the above strategies.

Before purchasing large land tracts, we engage outside engineers and consultants to help review the proposed acquisition and assist with community and home design.

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Home Building, Marketing, and Sales Process

Our philosophy is to provide a positive, memorable experience to homeowners by actively engaging them in the building process and by enhancing communication, knowledge, and satisfaction. Options are available to suit individual and family lifestyle needs. Home designs include features such as outdoor living spaces, one-story living, and first floor master bedroom suites to appeal to universal design needs. Our homes are engineered for energy-efficiency which is aimed at reducing impact on the environment and lowering energy costs to our homebuyers.

We sell our homes through independent real estate brokers. Sales representatives and independent brokers assist potential buyers by providing them with basic floor plans, price information, development and construction timetables, tours of model homes, and the selection of options, if applicable. We, along with our design consultants, strive for superior design choices that coincide with the lifestyles of targeted homebuyers.

Our selling agents and brokers advertise directly to potential homebuyers through the internet and in newspapers and trade publications, as well as through marketing brochures and newsletters.

Construction may start when a customer has selected a lot, chosen a floor plan, and received preliminary mortgage approval. However, construction usually begins prior to that point in order to satisfy market demand for completed homes and to facilitate construction scheduling and/or cost savings. Home building revenues are recognized when home sales are finished and closed and title and possession are transferred to the buyer.

Our sales contracts typically require an earnest money deposit. Buyers are generally required to pay an additional deposit when they select options or upgrades for their homes. The amount of earnest money required varies between markets and communities, but typically averages 2.5% of the total purchase price of the home. Most of our sales contracts stipulate that when homebuyers cancel their contracts with us, following a stipulated period of time, we have the right to retain their earnest money and option deposits. Our sales contracts may also include contingencies that permit homebuyers to cancel and receive a partial refund of their deposits if they cannot obtain mortgage financing at prevailing or specified interest rates within a specified time period or if they cannot sell an existing home. The length of time between the signing of a sales contract for a home and delivery of the home to the buyer varies depending on customer preferences, permit approval, and construction cycles.

Customer Relations, Quality Control, and Warranty Programs

We pay particular attention to the product design process and carefully consider quality and choice of materials in order to reduce building deficiencies. The quality and workmanship of the subcontractors we employ are monitored with regular inspections and evaluations, seeking to ensure that all standards are met.

We maintain quality control and customer service staff whose role includes providing a positive experience for each customer throughout the pre-sale, sale, building, closing, and post-closing periods. These employees are also responsible for providing post-sale customer support. Our quality and service initiatives include providing customers with a comprehensive walk-through of their home prior to closing.

Warranty Programs

We provide each homeowner with product warranties covering workmanship and materials for one year from the time of closing and warranties covering structural systems for six years from the time of closing in connection with our general liability insurance policy. We believe our warranty program meets or exceeds terms customarily offered in the home building industry. The subcontractors who perform most of the actual construction also provide us with customary warranties on their workmanship.

Materials

When constructing our projects, we use various materials and components. The typical build time for our single-family homes is six to ten months and our multi-family communities is 15 to 24 months, during which time materials are subject to price fluctuations. Such price fluctuations are caused by several factors, including seasonal variations in availability, international trade disputes and resulting tariffs, and increased demand for materials. The current state of the global supply chain has the potential to increase our cost on certain materials such as quartz slabs for countertops, finished hardware, lighting fixtures, appliances, and engineered hardwood used in residential flooring. While it has had a minimal effect on our sourcing of materials and supplier components thus far, the continuing global supply chain disruptions, and the ongoing COVID-19 pandemic could impact our sourcing needs in the future.

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Our material suppliers are subcontractors that are licensed, bonded, and insured. Each subcontractor provides a bid for the work required and is awarded a contract based on price, reputation, and ability to meet our time frames.

Our material suppliers provide us with credit terms for materials used in the construction of our projects. Credit terms typically range from a 30 to 60-day payment cycle following their delivery or installation of a product or service.

Seasonality

We experience seasonal variations in our quarterly operating results and capital requirements. We typically experience the highest new home order activity in the spring and summer, although this activity is also highly dependent on the number of active selling communities, timing of new community openings, and other market factors. Since it typically takes six to ten months to construct a new home, we deliver more homes in the second half of the year as spring and summer home orders convert to home deliveries. Because of this seasonality, home starts, construction costs, and related cash outflows have historically been highest in the second and third quarters and the majority of cash receipts from home deliveries occurs during the second half of the year. We expect this seasonal pattern to continue over the long-term, although it may be affected by volatility in the homebuilding industry.

While the leasing side of multi-family communities can experience some seasonality during the winter holiday months, the construction side typically doesn’t show seasonality patterns. The building process typically takes 15 to 24 months, depending on the size of the project, the site development scope, and other market factors.

Governmental Regulation and Environmental Matters

We are subject to numerous local, state, federal, and other statutes, ordinances, rules, and regulations concerning zoning, development, building design, construction, and similar matters which impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular area. Projects that are not entitled may be subject to periodic delays, changes in use, less intensive development, or elimination of development in certain specific areas due to government regulations. We may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. Projects for which we have received land use and development entitlements or approvals may still require a variety of other governmental approvals and permits during the development process and can also be impacted adversely by unforeseen health, safety, and welfare issues, which can further delay these projects or prevent their development.

We are also subject to a variety of local, state, federal, and other statutes, ordinances, rules, and regulations concerning the environment. The particular environmental laws which apply to any given construction site vary according to the site’s location, its environmental conditions, and the present and former uses of the site, as well as adjoining properties. Environmental laws and conditions may result in delays, may cause us to incur substantial compliance and other costs, and can prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas. From time to time, the Environmental Protection Agency (the “EPA”) and similar federal or state agencies review homebuilders’ compliance with environmental laws and may levy fines and penalties for failure to strictly comply with applicable environmental laws or impose additional requirements for future compliance as a result of past failures. Any such actions imposed on us may increase our costs. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials such as lumber.

Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and remediate hazardous or toxic substances or petroleum product releases and may be held liable to a governmental entity or to third parties for property damage and for investigation and remediation costs incurred by such parties in connection with the contamination. In addition, in those cases where an endangered species is involved, environmental rules and regulations can result in the elimination of development in identified environmentally sensitive areas. To date, we have never experienced a significant environmental issue.

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Competition and Market Factors

We face competition in the homebuilding industry, which is characterized by relatively low barriers to entry. Homebuilders compete for, among other things, home buying customers, desirable land parcels, financing, raw materials, and skilled labor. Increased competition may prevent us from acquiring attractive land parcels on which to build homes, apartments, townhomes, condominiums, or deliver finished lots, or make such acquisitions more expensive, hinder our market share expansion, or lead to pricing pressures that may adversely impact our margins and revenues. Competitors may independently develop land and construct housing units that are superior or substantially similar to our products and because they are or may be significantly larger, have a longer operating history, and have greater resources or lower cost of capital than us, may be able to compete more effectively in one or more of the markets in which we operate or plan to operate. We also compete with other homebuilders that have longer standing relationships with subcontractors and suppliers in the markets in which we operate or plan to operate.

Human Capital

As of August 19, 2022, we had 98 full-time employees; 46 of our employees are covered by a collective bargaining agreement.

The safety and well-being of our employees are important to us. We take guidance from the State of Washington regarding COVID-19 protocols in the workplace. Some employees that are able to perform their job functions remotely are working remotely. However, this may change if there are any other developments in state or local laws and on a case-by-case basis.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As long as we are an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	Reduced disclosure obligations regarding executive compensation; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We would cease to be an “emerging growth company” upon the earliest of: (i) December 31, 2025, the end of the fiscal year following the fifth anniversary of our initial public offering, (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700,000,000 as of the end of the second quarter of that fiscal year.

The Securities We May Offer

We may offer up to $250,000,000 of common stock, preferred stock, warrants, debt securities, and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices, and terms of these securities.

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Common Stock

Each holder of our common stock is entitled to one vote per each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock shall be entitled to vote on all matters on which shareholders generally are entitled to vote. Subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for that purpose. If there is a liquidation, dissolution, or winding up of the Company, subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.

Under the terms of our governing documents, the holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All currently outstanding shares of our common stock are fully paid and non-assessable. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our Articles of Incorporation authorize our Board of Directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our shareholders. Our Board of Directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations, and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock, or any other class of security offered hereby. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

Debt Securities

We may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. We have summarized some of the general terms and provisions of the units that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our stock could decline and you may lose all or part of your investment.

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NOTE ON FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income, and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:

●	economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates, and inflation;

●	continued or increased downturn in the homebuilding industry;

●	changes in assumptions used to make industry forecasts;

●	continued volatility and uncertainty in the credit markets and broader financial markets;

●	our future operating results and financial condition;

●	our business operations;

●	changes in our business and investment strategy;

●	availability of land to acquire and our ability to acquire such land on favorable terms or at all;

●	availability, terms, and deployment of capital;

●	continued or increased disruption in the availability of mortgage financing or the number of foreclosures in the market;

●	shortages of or increased prices for labor, land, or raw materials used in housing construction;

●	delays in land development or home construction resulting from adverse weather conditions or other events outside our control;

●	the cost and availability of insurance and surety bonds;

●	changes in, or the failure or inability to comply with, governmental laws and regulations;

●	the timing of receipt of regulatory approvals and the opening of projects;

●	the degree and nature of our competition;

●	our leverage and debt service obligations;

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●	general volatility of the capital markets and the lack of a public market for shares of our securities;

●	availability of qualified personnel and our ability to retain our key personnel;

●	our financial performance;

●	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act; and

●	additional factors discussed under the section captioned “Risk Factors,” and within the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business” section of our Form 10-K/A for the year ended December 31, 2021 which is incorporated herein by reference.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes including dividends and share repurchases.

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DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our Articles of Incorporation, Bylaws, and the Washington Business Corporation Act (“WBCA”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Washington law and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws. You should read the provisions of our Articles of Incorporation and our Bylaws as currently in effect for provisions that may be important to you.

General

We are authorized to issue 50,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value, 5,000,000 of which are designated for Series A Preferred Stock.

As of the date of this prospectus, 14,352,365 shares of our common stock are outstanding and 3,799,799 shares of our Series A Preferred Stock are outstanding. We also have outstanding HCDIW warrants to purchase an aggregate of 4,176,000 shares of our common stock at an exercise price of $5.00 per share and HCDIZ warrants to purchase an aggregate of 13,660,705 shares of our common stock at an exercise price of $2.97 per share.

Our common stock and Series A Preferred Stock are listed on the Nasdaq Capital Market under the symbol “HCDI” and “HCDIP,” respectively. Our warrants to purchase common stock are listed on the Nasdaq Capital Market under the symbols “HCDIW” and “HCDIZ.”

Common Stock

All currently outstanding shares of our common stock are fully paid and non-assessable. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. (See “Description of the Securities we are Offering.”)

General. On August 28, 2020, we completed an underwritten public offering of 2,031,705 shares of our common stock at an offering price of $6.00 per share. On January 15 and 20, 2021, we completed an underwritten follow-on offering of 9,200,000 shares of common stock at an offering price of $3.00 per share.

Exchange Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “HCDI.”

Voting Rights. Each holder of our common stock is entitled to one vote per each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock shall be entitled to vote on all matters on which shareholders generally are entitled to vote.

Dividends. Subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for that purpose.

Liquidation Distributions. If there is a liquidation, dissolution, or winding up of the Company, subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.

No Preemptive or Similar Rights. Under the terms of our governing documents, the holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.

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Series A Preferred Stock

The description of certain terms of the 8.0% Series A Convertible Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated Articles of Incorporation, the Certificate of Designations establishing the terms of our Series A Preferred Stock (as amended), our Bylaws, and Washington law.

General. On June 11 and June 30, 2021, we completed an underwritten public offering of 1,260,555 shares of our Series A Preferred Stock and 4,176,000 warrants to each purchase one share of common stock at an exercise price of $5.00 (HCDIW). The public offering price for each share of Series A Preferred Stock and three warrants was $25.00. On October 7, 2021, we completed an underwritten follow-on preferred offering of 2,760,000 shares of our Series A Preferred Stock and 13,800,000 warrants to purchase common stock at $2.97 per share (HCDIZ). The public offering price for one share of Series A Preferred Stock and five warrants was $15.00.

Exchange Listing. Our Series A Preferred Stock is listed on Nasdaq under the symbol “HCDIP.”

Dividends. Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable monthly in an amount per each share of Series A Preferred Stock equal to $2.00 per share each year, which is equivalent to 8.0% per annum of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Stock will be payable monthly in arrears, beginning with the month ending June 30, 2021. To the extent declared by our Board of Directors, dividends will be payable not later than 20 days after the end of each calendar month. Dividends on the Series A Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared by our Board of Directors.

Right to Elect One Director Upon Nonpayment. If we fail to make a cash dividend payment with respect to 18 or more consecutive or non-consecutive monthly dividends (a “Dividend Nonpayment”), the holders of the Series A Preferred Stock, voting as a separate class, will be entitled to vote for the election of one additional director to serve on our Board of Directors until all dividends that are owed have been paid. Under these provisions, the authorized number of directors on our Board of Directors shall, at the next meeting of the Board of Directors, be increased by one and holders of Series A Preferred Stock, voting together as a single class, shall be entitled, at our next annual meeting of shareholders called for the election of directors or at a special meeting of shareholders called by the Board of Directors, to vote for the election of one additional member of the Board of Directors (the “Preferred Share Director”); provided that (i) any Preferred Share Director shall be reasonably acceptable to the Board of Directors and the nominating and corporate governance committee thereof, acting in good faith, (ii) the election of any such Preferred Share Director will not cause the Company to violate the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted), and (iii) that such Preferred Share Director may not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3). In the event of a Dividend Nonpayment, the holders of at least 50% of the outstanding Series A Preferred Stock may request that the Board of Directors call a special meeting of shareholders to elect such Preferred Share Director; provided, however, to the extent permitted by our Bylaws, if the next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Share Director shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of shareholders. The Preferred Share Director shall stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the holders continue to have such voting rights. At any meeting at which the holders are entitled to elect a Preferred Share Director, the holders of record of at least one-third of the then outstanding Series A Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of record of a majority of such Series A Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Share Director. If and when all accumulated and unpaid dividends on Series A Preferred Stock have been paid in full (a “Nonpayment Remedy”), the holders shall immediately and, without any further action by us, be divested of the voting rights described in this section, subject to the revesting of such rights in the event of a subsequent Dividend Nonpayment. If such voting rights for the holders shall have terminated, the term of office of the Preferred Share Director so elected shall terminate at the next annual meeting of shareholders following the date of the Nonpayment Remedy or his or her earlier death, resignation or removal and the authorized number of directors on the Board of Directors shall automatically decrease by one. The Preferred Share Director may be removed at any time, with or without cause, by the holders of a majority in voting power of the outstanding Series A Preferred Stock then outstanding when they have the voting rights described in this section. In the event that a Dividend Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Share Director (other than prior to the initial election of the Preferred Share Director after a Dividend Nonpayment) may be filled by a vote of the holders of a majority in voting power of the outstanding shares of Series A Preferred Stock then outstanding when they have the voting rights described above; provided that (i) any Preferred Share Director shall be reasonably acceptable to the Board of Directors and the nominating and corporate governance committee thereof, acting in good faith; (ii) the election of any such Preferred Share Director will not cause the Company to violate the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted); and (iii) that such Preferred Share Director may not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3). The Preferred Share Director shall be entitled to one vote on any matter that shall come before the Board of Directors for a vote.

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Voting Rights. In addition to the voting rights discussed above, so long as any Series A Preferred Stock are outstanding and remain unredeemed, we may not, without the vote or consent of the holders of a majority of the Series A Preferred Stock: (i) engage in a merger, consolidation, or share exchange that materially and adversely affects the rights, preferences, or voting power of the Series A Preferred Stock, unless shares of the Series A Preferred Stock are converted into or exchanged for (A) cash equal to or greater than the applicable redemption price per share or (B) preferred shares of the surviving entity having rights, preferences, and privileges that are materially the same as those of the Series A Preferred Stock; (ii) amend our Articles of Incorporation or the Certificate of Designation establishing the Series A Preferred Stock to materially and adversely affect the rights, preferences, or voting power of Series A Preferred Stock; or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all dividends on the Series A Preferred Stock have not been paid in full in cash.

Call Feature. Beginning June 9, 2024, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption.

Liquidation Preference of Series A Preferred Stock. If we liquidate, dissolve, or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus all accumulated, accrued, and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our common stock or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Stock. The rights of holders of Series A Preferred Stock to receive their liquidation preference also will be subject to the proportionate rights of any other class or series of our capital stock ranking in parity with the Series A Preferred Stock as to liquidation.

Conversion at Option of Holder. Each Series A Preferred Share, together with accrued but unpaid dividends, is convertible into common stock at a Conversion Price of $4.50 per share of common stock, which initially equals 5.556 shares of common stock, at any time at the option of the holder, subject to adjustment for the Anti-Dilution Provisions set forth below.

Anti-Dilution Provisions. The Conversion Price is subject to adjustment for: (i) the payment of stock dividends or other distributions payable in shares of common stock or any other class or series of our capital stock; (ii) the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase our common stock at a price per share less than the market price per share of common stock; and (iii) subdivisions, combinations, and reclassifications of our common stock. Holders of Series A Preferred Stock will also be entitled to participate in Extraordinary Dividends or other distributions to all holders of our common stock of any shares of stock (excluding common stock) or evidence of indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii), or (iii) above and dividends and distributions paid in cash, but not excluding Extraordinary Dividends paid in cash) to the extent each holder would have been entitled if the holder had held the number of common stock acquirable upon complete conversion of the holder’s Series A Preferred Stock immediately before the date on which a record is taken for such Extraordinary Dividend or distribution.

Market Trigger Conversion. We, at our option, may cause the Series A Preferred Stock, together with accrued but unpaid dividends, to be converted, which we refer to as a “Market Trigger Conversion,” in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of common stock at the Conversion Price if the trading price of our common stock shall have equaled or exceeded 170% of the Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending five days prior to the Market Trigger Conversion Date which is defined below.

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Change of Control. If we undergo a “Change of Control” (as defined below) that was pre-approved by the Company’s Board of Directors, holders of Series A Preferred Stock have the option to (i) demand that we redeem the Series A Preferred Stock at (a) $26.63 per Series A Preferred Share from the date of issuance until and not including June 9, 2022, (b) $25.81 per Series A Preferred Share on or after June 9, 2022 until and not including June 9, 2023, and (c) $25.00 on or after June 9, 2023, in each case plus the amount of any accumulated and unpaid dividends thereon to but not including the date of redemption (whether or not such dividends shall have been declared); (ii) continue to hold the Series A Preferred Stock; or (iii) convert some or all of the Series A Preferred Stock together with accrued but unpaid dividends.

“Change of Control” means an event the result of which is that a Person or group acquires at least 50% voting control of us, and neither we nor any surviving entity has its common stock listed on a recognized U.S. exchange.

Ranking. The Series A Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

●	senior to our common stock and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Stock;
●	on parity (pari passu) with any equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and
●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series A Preferred Stock.

We will be restricted in our ability to issue or create any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to dividends or distributions unless the holders of at least two-thirds of the then outstanding Series A Preferred Stock consent to the same.

Transfer Agent and Paying Agent. Mountain Share Transfer, Inc. is the transfer agent and dividend payment agent and registrar in respect of the Series A Preferred Stock.

General. Each outstanding HCDIW Warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below. Each warrant is exercisable at any time through June 11, 2026. As of the date of this prospectus, we have outstanding HCDIW warrants to purchase an aggregate of 4,176,000 shares of common stock.

Each outstanding HCDIZ Warrant entitles the registered holder to purchase one share of our common stock at a price of $2.97 per share, subject to adjustment as discussed below. Each warrant is exercisable at any time through October 7, 2026. As of the date of this prospectus, we have outstanding HCDIZ Warrants to purchase an aggregate of 13,660,705 shares of common stock.

Exchange Listing. Our Warrants are listed on the Nasdaq Capital Market as “HCDIW” and “HCDIZ.” The HCDIZ and HCDIW warrants are collectively referred to herein as the “Warrants.”

Form. The Warrants are issued under a Warrant Agency Agreement between us and Mountain Share Transfer, Inc. as warrant agent (the “Warrant Agent”). The material terms and provisions of the Warrants are summarized below. The following description is subject to, and qualified in its entirety by, the Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Exercisability. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round up to the next whole share. The holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon election prior to issuance of any Warrants) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

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Failure to Timely Deliver Shares. If we fail to deliver to the investor a certificate representing shares issuable upon exercise of a Warrant or fail to credit such holder’s balance account with the Depository Trust Company with such shares, as applicable, by the third trading day after the exercise date as required by the Warrant, and if the investor purchases the shares of our common stock after that third trading day to deliver in satisfaction of a sale by the investor of the underlying Warrant shares that the investor anticipated receiving from us, then, within three trading days of receipt of the investor’s request, we, at the investor’s option, will either (i) pay cash to the investor in an amount equal to the investor’s total purchase price (including brokerage commissions, if any) for the shares of common stock purchased less the exercise price (as described below), or the buy-in price, provided, however, that such holder provides reasonable evidence of the date and time of such sell order and such sell order occurred after the missed delivery date and prior to the delivery of the related Warrant shares, at which point our obligation to deliver the Warrant (and to issue the underlying common stock) will terminate; (ii) reinstate the portion of the Warrant and equivalent number of Warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded); or (iii) promptly honor our obligation to deliver to the investor a certificate or certificates representing the underlying common stock and pay cash to the investor in an amount equal to the excess (if any) of the buy-in price over the product of (A) the number of shares of common stock, times (B) the per share closing price of our common stock on the date of the event giving rise to our obligation to deliver the certificate.

Exercise Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our common stock. Holders of Warrants will also be entitled to participate in any grants, issues, or sales by the Company of Company Stock Equivalents (as defined in the Warrant) or rights to purchase assets, including cash, stock, or other property to our stockholders to the extent each holder could have participated if the holder had held the number of common stock acquirable upon complete exercise of the holder’s Warrants immediately before the date on which a record is taken for such grant, issue, or sale.

Fundamental Transaction. If, while the Warrants are outstanding, we consummate any Fundamental Transaction (as defined in the Warrant), the Warrants may be exercised for the consideration received in the Fundamental Transaction.

Cashless Exercise. If, at any time during the term of the Warrants, the issuance of common stock upon exercise of the Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the Warrant in payment of the purchase price payable in respect of the number of common stock purchased upon such exercise.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Warrant Agent. Mountain Share Transfer, Inc. is our Warrant Agent for the HCDIW and HCDIZ Warrants.

Pending Stock Repurchase Programs

On May 10, 2022, our Board of Directors approved a stock repurchase program that enabled us to repurchase up to $5,000,000 of our common stock through various means, including open market transactions in compliance with Rule 10b-18 under the Exchange Act, privately negotiated transactions, tender offers, or any combination thereof. Repurchases under the program are funded from existing cash and cash equivalents, future cash flow, and equity or debt financings. As of June 30, 2022, we repurchased 251,934 shares of common stock at an average price of $1.76 and a cost of approximately $0.4 million.

Dividends

Common Stock. We have not paid dividends on our common stock and do not expect to do so in the future. The payment of future cash dividends to our holders of common stock will be dependent upon our revenues and earnings, if any, capital requirements, and our general financial condition and will be within the discretion of our board of directors.

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Series A Preferred Stock. We are generally required to pay monthly cash dividends on our Series A Preferred Stock. We paid regular monthly dividends of $0.167 per share of Series A Preferred Stock for each month beginning on July 2021.

Certain Provisions of Washington Law and of our Articles of Incorporation and Bylaws

The following summary of certain provisions of the Washington Business Corporations Act (referred to as the WBCA) and of our Articles of Incorporation and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the WBCA and our Articles of Incorporation and Bylaws. (See “Where You Can Find More Information” for how to obtain copies of our Articles of Incorporation and Bylaws.)

Our Board of Directors

Our Bylaws provide that the number of our directors will be fixed from time to time exclusively by action of our Board of Directors. Our Articles of Incorporation and Bylaws provide that, subject to applicable law, the rights, if any, of holders of any series of preferred stock and the rights of shareholders to fill any vacancy that results from the removal of a director at a special election meeting as described under “Removal of Directors” below, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may only be filled by the majority vote of the remaining directors in office, even if less than a quorum is present.

Pursuant to our Bylaws, each member of our Board of Directors who is elected at our annual meeting of our shareholders, and each director who is elected in the interim to fill vacancies and newly created directorships, will hold office until the next annual meeting of our shareholders and until his or her successor is elected and qualified. Pursuant to our Bylaws, directors will be elected by a plurality of votes cast by the shares present in person or by proxy at a meeting of shareholders and entitled to vote thereon, a quorum being present at such meeting.

Removal of Directors

Our Bylaws provide that, subject to the rights, if any, of holders of one or more classes or series of preferred stock, any director may be removed from office at any time, but only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors. Except as described below, this provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, precludes shareholders from removing incumbent directors except with the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors and from filling the vacancies created by such removal.

Meetings of Shareholders

Pursuant to our Bylaws, an annual meeting of our shareholders for the purpose of the election of directors and the transaction of any other business will be held on a date and at the time and place, if any, determined by our Board of Directors. Each of our directors is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualified. In addition, our Board of Directors, the chairman of our Board of Directors, our Chief Executive Officer or our President may call a special meeting of our shareholders for any purpose, but business transacted at any special meeting of our shareholders shall be limited to the purposes stated in the notice of such meeting. In addition, we will be required to hold a special election meeting under the circumstances described above under “Removal of Directors.”

Articles of Incorporation Amendments

Unless a higher vote is required by its governing documents, the affirmative vote of a majority of the outstanding stock entitled to vote is required to amend a Washington corporation’s Articles of Incorporation. However, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or by altering or changing the powers, preferences, or special rights of a class so as to affect them adversely, also require the affirmative vote of a majority of the outstanding shares of such class, even though such class would not otherwise have voting rights.

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Pursuant to our Bylaws, in addition to any votes required by applicable law and subject to the express rights, if any, of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with our provisions relating to the removal of directors, exculpation of directors, indemnification, and the vote of our shareholders required to amend our Bylaws. In addition, pursuant to our Articles of Incorporation, we reserve the right at any time and from time to time to amend, modify or repeal any provision contained in our Articles of Incorporation, and any other provision authorized by Washington law in force at such time may be added in the manner prescribed by our Articles of Incorporation or by applicable law, and all rights, preferences and privileges conferred upon shareholders, directors or any other persons pursuant to the Articles of Incorporation are granted subject to the foregoing reservation of rights. Notwithstanding the foregoing, no amendment or modification to, or repeal of our Articles of Incorporation provisions relating to indemnification or the exculpation of directors shall adversely affect any right or protection existing under our Articles of Incorporation immediately prior to such amendment, modification, or repeal.

Bylaw Amendments

Our Board of Directors has the power to amend, modify, or repeal our Bylaws or adopt any new provision authorized by the laws of the State of Washington in force at such time. Under our Bylaws, the shareholders have the power to amend, modify, or repeal our Bylaws, or adopt any new provision authorized by the laws of the State of Washington in force at such time, at a duly called meeting of the shareholders, solely with, notwithstanding any other provisions of our Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of 66 2/3% of the voting power of our capital stock enabled to vote generally.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our shareholders at an annual meeting of shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder who was a stockholder of record both at the time such stockholder gives us the requisite notice of such nomination or business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in our Bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of persons for election to our Board of Directors may be made at a special meeting of shareholders at which directors are to be elected only (1) by or at the direction of our Board of Directors or (2) provided that our Board of Directors has determined that a purpose of the special meeting is to elect directors, by a stockholder who was a stockholder of record both at the time such stockholder gives us the requisite notice of such nomination or business and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who has complied with the notice procedures set forth in our Bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Provisions

Our Articles of Incorporation and Bylaws and Washington law contain provisions that may delay or prevent a transaction or a change in control of us that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our shareholders, which could adversely affect the market price of our common stock. Certain of these provisions are described below.

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Selected provisions of our Articles of Incorporation and Bylaws.

Our Articles of Incorporation and/or Bylaws contain anti-takeover provisions that:

●	authorize our Board of Directors, without further action by the shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, the powers, rights, and preferences of the shares of that series, and the qualifications, limitations, and restrictions of that series;

●	require that actions to be taken by our shareholders may be taken only at an annual or special meeting of our shareholders;

●	specify that special meetings of our shareholders can be called only by our Board of Directors, the chairman of our Board of Directors, our chief executive officer, our president, or shareholders of 51% of the outstanding voting shares of capital stock after going public;

●	provide that our Bylaws may be amended by our Board of Directors without stockholder approval;

●	provide that directors may be removed from office only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

●	provide that vacancies on our Board of Directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a vote of a majority of directors then in office, even though less than a quorum;

●	provide that, subject to the express rights, if any, of the holders of any series of preferred stock, any amendment, modification, or repeal of, or the adoption of any new or additional provision, inconsistent with our Articles of Incorporation provisions relating to the removal of directors and the vote of our shareholders required to amend our Bylaws requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

●	provide that the shareholders may amend, modify, or repeal our Bylaws, or adopt new or additional provisions of our Bylaws, only with the affirmative vote of 66 2/3% of the voting power of our capital stock entitled to vote generally; and

●	establish advance notice procedures for shareholders to submit nominations of candidates for election to our Board of Directors and other proposals to be brought before a shareholders meeting.

Business Combinations under Washington Law. Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA prohibits, with certain exceptions, a “target corporation” from engaging in certain “significant business transactions” with an “acquiring person” who acquires 10% or more of the voting securities of the target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the date of the acquisition or, at or subsequent to the date of the acquisition, the transaction is approved by a majority of the members of the target corporation’s board of directors and authorized at a shareholders’ meeting by the vote of at least two-thirds of the outstanding voting shares of the target corporation, excluding shares owned or controlled by the acquiring person. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares, or allowing the acquiring person to receive any disproportionate benefit as a shareholder. After the five-year period during which significant business transactions are prohibited, certain significant business transactions may occur if certain “fair price” criteria or shareholder approval requirements are met. Target corporations include all publicly traded corporations incorporated under Washington law, as well as publicly traded foreign corporations that meet certain requirements.

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Exclusive Forum

Our Bylaws provide that a state court located within the state of Washington (or, if no state court located within the state of Washington has jurisdiction, the United States District Court for the Western District of Washington) will be the exclusive forum for: (a) any actual or purported derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty by any of our directors or officers; (c) any action asserting a claim against us or our directors or officers arising pursuant to the WBCA, our Articles of Incorporation, or our Bylaws; or (d) any action asserting a claim against us or our officers or directors that is governed by the internal affairs doctrine. This provision will not apply to actions arising under the Exchange Act or the Securities Act. By becoming one of our shareholders, you will be deemed to have notice of and have consented to the provisions of our Bylaws related to the choice of forum. The choice of forum provision in our Bylaws may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.

Limitation on Liability and Indemnification of Directors and Officers

The WBCA provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (i) the individual acted in good faith; and (ii) the individual reasonably believed, in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In the case of a criminal proceeding, the individual must not have had any reasonable cause to believe the conduct was unlawful.

A director may not be indemnified in connection with a proceeding by or in the right of the corporation in which the director was found liable to the corporation, or a proceeding in which the director was found to have improperly received a personal benefit. Washington law provides for mandatory indemnification of directors for reasonable expenses incurred when the indemnified party is wholly successful in the defense of the proceeding. A corporation may indemnify officers to the same extent as directors.

Washington law permits a director of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the Articles of Incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. Washington law further provides that a corporation may, if authorized by its articles of incorporation or bylaws or a resolution adopted or ratified by the shareholders, provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

Our Bylaws provide, among other things, for the indemnification of directors, and authorize the Board of Directors to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current or former director in connection with any legal liability incurred by the individual while acting for us within the scope of his or her employment, provided, however, that such payment of expenses in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking of the director to repay all amounts advanced if it should be ultimately determined that the director is not entitled to be indemnified.

In addition, our Bylaws and director agreements provide that our directors will not be personally liable for monetary damages to us for conduct as a director if they are wholly successful in the defense of the proceeding as described above.

Insofar as the above described indemnification provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we understand that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and Preferred Stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

We have retained Mountain Share Transfer, Inc., Atlanta, Georgia, as the transfer agent and warrant agent for our common stock, Series A Preferred Stock, and Warrants, as applicable.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities, or any other security offered hereby. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and number or amount of other debt securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

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●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, preferred stock and common stock or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

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Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership, or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

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As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

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●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency, or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect, or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

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In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of, or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

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●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Washington.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

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●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The applicable prospectus supplement will indicate whether a sale is made on a firm commitment or best efforts basis or otherwise. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts, or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers, or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers, or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Capital Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

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Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than our common stock, Series A Preferred Stock, and two types of warrants, each of which are listed on the Nasdaq Capital Market under the symbols “HCDI,” “HCDIP,” “HCDIW,” and “HCDIZ,” respectively, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses, and fees associated with the registration of the securities offered.

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LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, FitzGerald Kreditor Bolduc Risbrough, LLP, Irvine, California.

EXPERTS

The consolidated financial statements of Harbor Custom Development, Inc. as of December 31, 2021 and 2020 have been incorporated by reference herein to the Annual Report on Form 10-K/A for the year ended December 31, 2021, in reliance upon the report of Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.harborcustomhomes.com. We have not incorporated by reference into this prospectus the information on our website and you should not consider it to be a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the shares offered hereby:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 24, 2022, as amended on May 2, 2022;
●	our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2022 filed with the SEC on May 12, 2022 and for the fiscal quarter ended June 30, 2022 filed with the SEC on August 15, 2022;
●	our current reports on Form 8-K filed with the SEC on each of August 15, 2022; August 12, 2022; August 3, 2022; July 14, 2022; June 15, 2022; June 7, 2022; May 16, 2022; May 13, 2022; May 12, 2022; April 21, 2022; April 13, 2022; March 24, 2022; March 17, 2022; March 15, 2022; March 10, 2022; March 10, 2022; February 2, 2022; January 20, 2022; and January 18, 2022.
●	our proxy statement on Schedule 14A filed with the SEC on April 21, 2022, as amended on May 12, 2022;
●	our registration statement on Form 8-A effective on September 24, 2021, registering our warrants to purchase common stock under Section 12(b) of the Exchange Act;
●	our registration statement on Form 8-A effective on June 8, 2021, registering our Series A Preferred Stock and warrants to purchase common stock, under Section 12(b) of the Exchange Act; and
●	our registration statement on Form 8-A effective on May 26, 2020, registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Harbor Custom Development, Inc., 1201 Pacific Avenue, Suite 1200, Tacoma, Washington 98402, telephone number (253) 649-0636. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

UNITS

PROSPECTUS

September 9, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$23,175
FINRA filing fee	(1)
Listing fees and expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

All expenses, other than the SEC registration fee, are estimated. The actual expenses incurred will depend on the securities offered, the number of issuances and the nature of the offerings.

Item 15.	Indemnification of Directors and Officers.

We may indemnify any person who is, or is threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, and whether by or in the right of us or its shareholders or by any other party, by reason of the fact that the person is, as such terms are defined in the Bylaws, a Director, Officer-Director, or Subsidiary Outside Director against judgements, penalties or penalty taxes, fines, settlements (even if paid or payable to us or our shareholders or to, as such term is defined in the Bylaws, a Subsidiary Corporation) and reasonable expenses, including attorneys’ fees, actually incurred in connection with such action, suit or proceeding unless the liability and expenses were on account of conduct adjudged by a court having jurisdiction, from which there is no further right to appeal, based upon clear and convincing evidence, or Finally Adjudged, to be an act or omission that involve intentional misconduct or a knowing violation of law, conduct violating Section 23B.08.310 of the Washington Business Corporation Act, as amended, or participation in any transaction from which the person will personally receive a benefit in money, property or services to which the person is not legally entitled. Such expenses reasonably incurred will be paid or reimbursed by us, upon request of such person, in advance of the final disposition of such action, suit or proceeding upon receipt by us of a written, unsecured promise by the person to repay such amount if, upon final adjudication, such person is not entitled to indemnification.

Our Bylaws further provide that we will provide indemnification and advancement of expenses in connection with either an administrative proceeding or civil action instituted by a federal banking agency to the extent permitted, and in the manner prescribed by, any state or federal laws or regulations applicable to us, or any formal policies adopted by a regulatory agency having jurisdiction over us.

To the extent that indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors and officers, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.

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Section 23B.08.320 of the Washington Business Corporation Act, as amended, provides that articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating Section 23B.08.310 of the Washington Business Corporation Act, as amended, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Bylaws provide that no Director, Officer-Director, former Director, or former Officer-Director will be personally liable to us or our shareholders for monetary damages for conduct as a Director or Officer-Director occurring after the effective date of Article 10 of the Articles of Incorporation, unless the conduct is Finally Adjudged.

Item 16.	Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-5.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tacoma, Washington, on the 7th day of September, 2022.

HARBOR CUSTOM DEVELOPMENT, INC.

By:	/s/ Sterling Griffin
Name:	Sterling Griffin
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sterling Griffin his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ Sterling Griffin	Chief Executive Officer and President	September 7, 2022
	Sterling Griffin	(Principal Executive Officer)

By:	/s/ Lance Brown	Chief Financial Officer (Principal	September 7, 2022
	Lance Brown	Financial Officer)

By:	/s/ Karen Bryant	Director	September 7, 2022
Karen Bryant

By:	/s/ Dennis Wong	Director	September 7, 2022
Dennis Wong

By:	/s/ Larry Swets	Director	September 7, 2022
Larry Swets

By:	/s/ Wally Walker	Director	September 7, 2022
Wally Walker

By:	/s/ Richard Schmidtke	Director	September 7, 2022
Richard Schmidtke

By:	/s/ Chris Corr	Director	September 7, 2022
Chris Corr

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EXHIBIT INDEX

Exhibit No.	Description	Form	Exhibit	Filing Date	Filed Herewith

1.1	Form of Underwriting Agreement*
3.1	Certificate of Conversion and Articles of Incorporation of the Registrant filed with the Washington Secretary of State on October 1, 2018	S-1	3.1	3/31/2020
3.2	Amended and Restated Articles of Incorporation of the Registrant filed with the Washington Secretary of State on December 7, 2018	S-1	3.2	3/31/2020
3.3	Amended and Restated Articles of Incorporation of the Registrant filed with the Washington Secretary of State on August 1, 2019	S-1	3.3	3/31/2020
3.4	2nd Amended and Restated Bylaws of the Registrant, dated January 15, 2020	S-1	3.4	3/31/2020
3.5	Amended Articles of Incorporation of the Registrant filed with the Washington Secretary of State on April 16, 2020	S-1	3.5	4/28/2020
4.1	Certificate of Designation of 8.0% Series A Cumulative Convertible Preferred Stock, filed with the Washington Secretary of State on June 8, 2021	8-K	3.1	6/10/2021
4.2	Warrant Agency Agreement between the Registrant and Mountain Share Transfer, Inc., dated June 11, 2021	8-K	4.1	6/14/2021
4.3	Certificate of Amendment of Certificate of Designation of 8.0% Series A Cumulative Convertible Preferred Stock, filed with the Washington Secretary of State on August 13, 2021	S-1	3.7	9/10/2021
4.4	Warrant Agency Agreement between the Registrant and Mountain Share Transfer, Inc., dated October 7, 2021	8-K	4.1	10/08/2021
4.5	Preferred Stock Certificate of Designation*
4.6	Warrant Agreement*
4.7	Form of Indenture for Senior Debt Securities between the Registrant and Trustee to be designated				X
4.8	Form of Indenture for Subordinated Debt Securities between the Registrant and Trustee to be designated				X
4.9	Unit Agreement*
5.1	Opinion of FitzGerald Kreditor Bolduc Risbrough, LLP***
10.1	Form of Securities Purchase Agreement*
23.1	Consent of Rosenberg Rich Baker Berman, P.A.				X
23.2	Consent of FitzGerald Kreditor Bolduc Risbrough, LLP (included in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (set forth on signature page)				X
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the Senior Debt Indenture**
25.2	Statement of Eligibility of Trustee on Form T-1 with respect to the Subordinated Debt Indenture**
107	Calculation of Filing Fees Table				X

* To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or by incorporation by reference through a Current Report on Form 8-K filed in connection with an offering of securities.

** To be filed by amendment or pursuant to the Trust Indenture Act of 1939 Section 305(b)(2), if applicable.

*** To be filed by amendment.

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